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                                                     Exhibit 4.9

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                   FIRST AMENDMENT

                        TO THE

                 AMENDED AND RESTATED

                    TRUST AGREEMENT


                         AMONG


       WSFS FINANCIAL CORPORATION, as Depositor,


               WILMINGTON TRUST COMPANY,
                 AS PROPERTY TRUSTEE,


               WILMINGTON TRUST COMPANY,
                 AS DELAWARE TRUSTEE,


                          AND


       THE ADMINISTRATIVE TRUSTEES NAMED THEREIN


             DATED AS OF NOVEMBER 20, 1998

                 WSFS CAPITAL TRUST I

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     THIS FIRST AMENDMENT (the "First Amendment") to the Amended
and Restated Trust Agreement, dated as of November 20, 1998, among (i) WSFS Financial Corporation, a Delaware corporation (including any successors or assigns, the "Depositor"), (ii) Wilmington Trust Company, a Delaware banking corporation, as property trustee (the "Property Trustee") and as Delaware trustee (the "Delaware Trustee"), (iii) Marvin N. Schoenhals, an individual, Mark A. Turner, an individual, and David J. Martin, an individual (each, an "Administrative Trustee" and collectively, the "Administrative Trustees") (the Property Trustee, the Delaware Trustee and the Administrative Trustees referred to collectively as the "Trustees") and the several Securityholders (the "Amended and Restated Trust Agreement") is made and entered into by the Trustees on the date hereinbelow written to become effective as provided in Section 1.2 hereof. All terms not otherwise defined herein shall have the meanings given them in the Amended and Restated Trust Agreement.

                      WITNESSETH

     WHEREAS, the Depositor, the Property Trustee and the Delaware Trustee have heretofore duly declared and established a business trust pursuant to the Delaware Business Trust Act by entering into that certain Trust Agreement, dated as of May 28, 1998 (the "Original Trust Agreement"), and by the execution and filing by the Administrative Trustees and the Delaware Trustee with the Secretary of State of Delaware of the Certificate of Trust, filed May 28, 1998; and

     WHEREAS, the Depositor and the Trustees subsequently amended and restated in its entirety the Original Trust
Agreement, effective as of November 20, 1998, pursuant to the Amended and Restated Trust Agreement; and

     WHEREAS, the Depositor and the Administrative Trustees (i) believe there is an ambiguity in the description of the method for calculation of interest contained in Section 4.1(a)(ii) of the Amended and Restated Trust Agreement, (ii) desire to cure such ambiguity by clarifying that interest will be calculated on the basis of actual days elapsed and a 360-day year, and (iii) have determined that such action shall not adversely affect in any material respect the interests of any Securityholder; and

     WHEREAS, pursuant to Section 10.2(a) of the Amended and Restated Trust Agreement, the Amended and Restated Trust Agreement may be amended from time to time by the Property Trustee, the Administrative Trustees and the Delaware Trustees, without the consent of Securityholders to, among other items, cure any ambiguity or correct or supplement any provision therein which may be inconsistent with any other provision therein provided that such action shall not adversely affect in any material respect the interests of any Securityholder; and

     WHEREAS, pursuant to Section 10.2(a) of the Amended and Restated Trust Agreement, any such amendment shall be effective when notice thereof is given to the Securityholders.

     NOW, THEREFORE, in consideration of the agreements and obligations set forth in the Amended and Restated Trust Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each party, for the benefit of the other parties and for the benefit of the Securityholders, hereby amends the Amended and Restated Trust Agreement as follows (all defined terms not otherwise defined herein are as defined in the Amended and Restated Trust Agreement):

     1.1  AMENDMENT.  Section 4.1(a)(ii) of the Amended and
          Restated Trust Agreement is hereby amended in its entirety to read as follows:

          (ii) Assuming payments of interest on the Debentures are made when due (and before giving effect to Additional Amounts, if applicable), Distributions on the Trust Securities shall be payable at a rate per annum reset quarterly equal to 3-month LIBOR plus 250 basis points of the Liquidation Amount of the Trust Securities. The Distribution Rate on the Trust Preferred Securities for any Distribution Period will be effective as of the first day of such Distribution Period. The Distribution Rate on the Trust Preferred Securities for each Distribution Period will be determined on the Determination Date for such Distribution Period and be a per


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     annum rate equal to 3-month U.S. dollar LIBOR plus 250
     basis points. The amount of Distributions payable for any full period shall be computed on the basis of actual days elapsed and a 360-day year. The amount of Distributions for any partial period shall be computed on the basis of the actual days elapsed and a 360-day year. The amount of Distributions payable for any period shall include the Additional Amounts, if any.

     1.2 EFFECTIVENESS. The foregoing amendment shall become effective when notice in the form attached hereto shall have been given to Securityholders in accordance with Section 10.8 of the Amended and Restated Trust Agreement.

     1.3  REMAINDER OF AMENDED AND RESTATED TRUST AGREEMENT
UNAFFECTED. Except as otherwise provided herein, all other terms of the Amended and Restated Trust Agreement shall remain in full force and effect.

     1.4 NOTICE TO DEPOSITOR. Upon the effectiveness of this First Amendment, the Administrative Trustees shall promptly provide a copy thereof to the Depositor in accordance with
Section 10.2(f) of the Amended and Restated Trust Agreement.

     1.5 COUNTERPARTS. This First Amendment may be executed in one or more counterparts.

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     IN WITNESS WHEREOF, the undersigned have caused these
present to be executed as of this 30th  day of  November, 1999.

                             WILMINGTON TRUST COMPANY,
                                as Property Trustee


                             By: /s/ David A. Vanaskey, Jr.
                                 -----------------------------
                                 Name: David A. Vanaskey, Jr.
                                 Title: Vice President


                             WILMINGTON TRUST COMPANY,
                                as Delaware Trustee


                             By: /s/ David A. Vanaskey, Jr.
                                 -----------------------------
                                 Name: David A. Vanaskey, Jr.
                                 Title: Vice President


                              /s/ Marvin N. Schoenhals
                              ------------------------------
                              Marvin N. Schoenhals,
                                  as Administrative Trustee

`
                              /s/ Mark A. Turner
                              ------------------------------
                              Mark A. Turner,
                                   as Administrative Trustee


                              /s/ David J. Martin
                              ------------------------------
                              David J. Martin,
                                   as Administrative Trustee



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                    [FORM OF NOTICE]


                      N O T I C E




To:       All Registered Holders of the Floating Rate
          Cumulative Trust Preferred Securities of WSFS
          Capital Trust I

From:     Wilmington Trust Company as Delaware Trustee and
          Property Trustee of WSFS Capital Trust I

Date:     November 30, 1999

Re:       First Amendment to the Amended and Restated Trust
          Agreement of WSFS Capital Trust I

________________________________________________________________

     Notice is hereby given that effective as of the date hereof, the Amended and Restated Trust Agreement of WSFS Capital Trust I (the "Trust Agreement") has been amended pursuant to
Section 10.2(a) thereof to clarify an ambiguity in Section 4.1 regarding the method for calculating interest on the Floating Rate Cumulative Trust Preferred Securities issued by WSFS Capital Trust I. The First Amendment clarifies that the method used to calculate interest is actual days elapsed over a 360 day year. A copy of the First Amendment is attached hereto. In accordance with Section 10.2(a) of the Trust Agreement, the First Amendment shall become effective when notice is given to holders.

     Any questions with respect to the First Amendment may be directed to Robert A. Kuehl, Managing Vice President and
Controller, WSFS Financial Corporation at (302) 571-7142.